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                                                                     EXHIBIT 4.8


                                    EXHIBIT B

                          REGISTRATION RIGHTS AGREEMENT

                  THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of June 10, 1998 by and among SmarTalk TeleServices, Inc., a California corporation (the "Company"), and those parties executing this Agreement and listed on Exhibit "A" attached hereto (each referred to herein as a "Holder" and collectively as the "Holders").

                  WHEREAS, pursuant to that certain Agreement and Plan of Reorganization and Merger, dated as of June 10, 1998 (the "Merger Agreement") by and among the Company, Worldwide Direct, Inc., a Delaware corporation ("Worldwide"), and SMTK Acquisition Corp. IV, a Delaware corporation and wholly owned subsidiary of the Company, the Company will purchase all issued and outstanding shares of common and preferred stock of Worldwide, $0.01 par value per share, and in connection therewith the Holders will receive such number of shares of the Company's common stock, no par value (the "Common Stock") as contemplated by the Merger Agreement; and

                  WHEREAS, the Company has agreed to provide the registration rights set forth in this Agreement and the execution and delivery of this Agreement by the Company is a condition to the obligations of the Holders under the Merger Agreement;

                  NOW THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.1. Definitions. Capitalized terms used herein and not otherwise defined herein have the meanings ascribed to them in the Merger Agreement. In addition, the following capitalized terms shall have the meanings ascribed to them below:

                  "Affiliate," as applied to any specified Person, shall mean any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person and, in the case of a Person who is an individual, shall include: (i) members of such specified Person's immediate family (as defined in Instruction 2 of Item 404(a) of Regulation S-K under the Securities Act); and (ii) trusts, the trustee and all beneficiaries of which are such specified Person or members of such Person's immediate family as determined in accordance with the foregoing clause (i). For the purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or

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indirectly, whether through the ownership of voting securities, by contact or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Business Day" means any day that is not a Saturday, Sunday or a day on which banking institutions in New York, New York or Los Angeles, California are not required to be open.

                  "Closing" is defined in the Merger Agreement.

                  "Effectiveness Date" is defined in Section 2.1.

                  "Effectiveness Period" is defined in Section 2.1

                  "Event Date" is defined in Section 2.1.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  "Filing Date" is defined in Section 2.1.

                  "Holders" means the holders of stock or warrants of Worldwide who have executed this Agreement, together with their transferees.

                  "Indemnified Holder" is defined in Section 4.1.

                  "Indemnified Party" is defined in Section 4.3.

                  "Indemnifying Party" is defined in Section 4.3.

                  "Person" means an individual, partnership, corporation, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

                  "Prospectus" means the prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

                  "Public Distribution" shall mean any bona fide underwritten public distribution of Stock pursuant to an effective registration statement under the Securities Act or any other applicable law.

                  "Public Offering" shall mean any bona fide underwritten public distribution of Stock pursuant to an effective registration statement under the Securities Act or any other applicable law.


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                  "Registrable Securities" means each share of Stock acquired by the Holders pursuant to the Merger Agreement (or as set forth in clause (ii) of the definition of "Stock" below), until it has been effectively registered under the Securities Act and disposed of by such Holders pursuant to an effective registration statement; provided, however, that "Registrable Securities" shall not include any share of Stock or other security that has been issued under clause (ii) of the definition of "Stock" below if such share of Stock or security was issued pursuant to a Registration Statement filed with the SEC and is not "restricted" within the meaning of Rule 144 under the Securities Act.

                  "Registration Expenses" is defined in Section 3.2

                  "Registration Statement" means any registration statement of the Company relating to a Shelf Registration pursuant to Section 2.1, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendment) and all exhibits and material incorporated by reference therein.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "Selling Holder" means a Holder who sells or proposes to sell Registrable Securities pursuant to a Registration Statement under the Securities Act.

                  "Shelf Registration" or "Shelf Registration Statement" is defined in Section 2.1.

                  "Stock" means the following securities: (i) the Common Stock; or (ii) any security or other instrument: (a) received as a dividend on, or other payment made to the holders of, the Common Stock (or any other security or instrument referred to in this definition); or (b) issued in connection with a split of the Common Stock (or any other security or instrument referred to in this definition) or as a result of any exchange or reclassification of the Common Stock (or any other security or instrument referred to in this definition), reorganization, consolidation, merger or recapitalization.

                                   ARTICLE II

                               REGISTRATION RIGHTS

         Section 2.1.      Shelf Registration.

                  (a) Filing and Effectiveness. The Company shall cause to be filed with the SEC as soon as reasonably practicable, but in no event later than 30 days following the Closing (the date of such filing is referred to herein as the "Filing Date"), a shelf registration statement pursuant to Rule 415 under the Securities Act (a "Shelf Registration" or a "Shelf Registration Statement"), which Shelf Registration Statement


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shall provide for resales of all Registrable Securities held by each of the
Holders who shall have provided the information required pursuant to Section 3.1(b). The Company shall use reasonable efforts to have such Shelf Registration declared effective within 60 days of the Filing Date (the date of such effectiveness is referred to herein as the "Effectiveness Date") and to keep such Shelf Registration Statement continuously effective, supplemented and amended to the extent necessary to ensure that it is available for resales of Registrable Securities by such Holders, and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the SEC as announced from time to time, for a period of one (1) year (the "Effectiveness Period").

                  (b) Effective Registration. A registration will not be deemed to have been effected as a Shelf Registration unless it has been declared effective by the SEC and the Company has complied in all material respects with its obligations under this Agreement with respect thereto; provided that if, after it has become effective, the offering of Registrable Securities pursuant to such registration is or becomes the subject of any stop order, injunction or other order or requirement of the SEC or any other governmental or administrative agency, or if any court prevents or otherwise limits the sale of Registrable Securities pursuant to the registration (for any reason other than the acts or omissions of the Holders), such registration will be deemed not to have been effected. If: (i) the Shelf Registration is deemed not to have been effected in accordance with the provisions of the preceding sentence; or (ii) the Shelf Registration does not remain continuously effective for the period described in subsection (a) above, then such Shelf Registration Statement shall not count as a Shelf Registration and the Company shall continue to be obligated to effect a registration pursuant to this Section 2.1.

                  (c) Public Offering. (1) In addition to the other provisions of this Section 2.1, on demand of the Holders of at least 600,000 shares of the Registrable Securities, on or after August 1, 1998, an offering of Registrable Securities pursuant to the Registration Statement may be effected on one occasion in the form of a Public Offering.

                           (2) If any of the Registrable Securities are to be
sold in a Public Offering, Donaldson, Lufkin & Jenrette shall be the investment banker in interest that will administer the offering. No Holder may participate in any Public Offering hereunder unless such Person (i) agrees to sell its Registrable Securities on the basis provided in any underwriting agreements approved by the Persons entitled hereunder to approve such agreements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such agreements.

                  (d) Piggyback Registration. (1) If at any time prior to the Effectiveness Date the Company proposes to register under the Securities Act any of its equity securities, either for its own account or the account of a security holder or holders, other than (i) a registration relating solely to employee benefit plans, or (ii) a registration

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relating solely to a Rule 145 transaction, or a registration on any registration form that does not permit secondary sales, the Company shall: (i) promptly give to each Holder at least 30 days prior written notice thereof, which notice shall include the anticipated filing date for the related registration statement and the approximate amount of securities anticipated to be included in such registration statement; and (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request by each Holder, received by the Company within 20 days after receipt from the Company of such written notice, subject to the provision below.

                           (2) Notwithstanding the foregoing, if a piggyback
registration is an underwritten registration, and the managing underwriters advise the Company in writing that in their opinion the total amount of securities requested to be included in such registration would materially adversely affect the success of such proposed public offering, then the Registrable Securities shall be subject to pro rata cutbacks with other selling securityholders.

                                   ARTICLE III

                             REGISTRATION PROCEDURES

         Section 3.1.      Registration Procedures.

                  (a) General Provisions. In connection with any Registration Statement and any related Prospectus required by this Agreement to permit the sale or resale of Registrable Securities, the Company shall:

                           (1) prepare and file with the SEC a registration
statement with respect to such Registrable Securities within the time periods specified herein, make all required filings with the NASD and use its best efforts to cause such registration statement to become effective within the time periods specified herein;

                           (2) promptly prepare and file with the SEC such
amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in Section 2.1, or such shorter period as will terminate when all Registrable Securities covered by such Registration Statement have been sold; cause the Prospectus to be supplemented by a required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provision of Rules 424 and 430A under the Securities Act in a timely manner, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;


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                           (3) use its best efforts to keep such Registration
Statement continuously effective for the time periods specified herein and provide all requisite financial statements for the period specified in Section 2.1; upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein: (A) to contain a material misstatement or omission; or (B) not to be effective and usable for resale of Registrable Securities during the period required by this Agreement, the Company shall file promptly an appropriate amendment to such Registration Statement, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use its best efforts to cause such amendment to declared effective and such Registration Statement and related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;

                           (4) provide: (A) the Holders of Registrable
Securities participating in the registration; (B) the sale or placement agent therefor, if any, (C) counsel for such agent; and (D) counsel for each of the Holders thereof, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the SEC, and each amendment or supplement thereto, and for a reasonable period prior to the filing of such registration statement make available for inspection by the parties referred to in (A) through (D) above such financial and other information and books and records of the Company, provide access to properties of the Company and cause the officers, directors, employees, counsel and independent certified public accountants of the Company to respond to such inquiries as shall be reasonably necessary to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act;

                           (5) advise the Selling Holders promptly and, if
requested by such Selling Holders, to confirm such advice in writing: (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective; (B) of any request by the SEC for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto; (C) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Registrable Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes; (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the SEC shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Registrable Securities under state securities or Blue Sky laws, the


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Company shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

                           (6) furnish to each Selling Holder named in any
Registration Statement or Prospectus such number of copies of any Registration Statement or Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement and all exhibits filed therewith), reasonably requested by such Selling Holder;

                           (7) if requested by any Selling Holders, promptly
include in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such Selling Holders may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Registrable Securities, information with respect to the principal amount of Registrable Securities being sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering, and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be included in such Prospectus supplement or post-effective amendment; provided, however, that the Company shall not be required to take any action pursuant to this Section 3.1(a)(7) that would, in the opinion of counsel to the Company, violate applicable law or be materially detrimental to the business prospects of the Company;

                           (8) deliver to each Selling Holder, without charge,
as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company hereby consents to the use of the Prospectus and any amendment or supplement thereto by each of the Selling Holders in connection with the offering and the sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

                           (9) prior to any Public Offering of Registrable
Securities, cooperate with the Selling Holders and their respective counsel in connection with the registration and qualification of the Registrable Securities under the securities or Blue Sky laws of such jurisdictions as the Selling Holders may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions or the Registrable Securities covered by the applicable Registration Statement; provided, however, that the Company shall not be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, except as is required as a result of the Registration Statement, in any jurisdiction where it is not now so subject;

                           (10) in  connection  with  any  sale  of  Registrable
Securities that will result in such securities no longer being Registrable Securities, cooperate with the Selling Holders to facilitate the timely preparation and delivery of certificates


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representing Registrable Securities to be sold and not bearing any restrictive legends; and to register such Registrable Securities in such denominations and such names as the Selling Holders may request at least two Business Days prior to such sale of Registrable Securities;

                           (11) participate in good faith in any meetings with
potential investors or securities analysts (including "road shows") as the Holders of a majority of the Registrable Securities may from time to time reasonably request;

                           (12) enter into any customary agreements (including
an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities;

                           (13) if requested by the Selling Holders, provide a
CUSIP number for all Registrable Securities not later than the effective date of the Registration Statement covering such Registrable Securities and provide the Company's transfer agent(s) and registrar(s) for the Registrable Securities with printed certificates for the Registrable Securities;

                           (14) cooperate and assist in any filings required to
be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter") that is required to be retained in accordance with the rules and regulations of the NASD, and use their best efforts to cause such Registration Statement to become effective and approved by such governmental agencies or authorities as may be necessary to enable the Selling Holders or to consummate the disposition of such Registrable Securities;

                           (15) otherwise use its best efforts to comply with
all applicable rules and regulations of the SEC, and make generally available to its security holders, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 under the Securities Act (which need not be audited) covering a period of at least twelve months, but not more than eighteen months, beginning with the first month of the Company's first quarter commencing after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act; and

                           (16) cause all Registrable Securities covered by the
Registration Statement to be listed on each securities exchange on which securities of the same class issued by the Company are then listed if requested by the Selling Holders holding a majority of the Registered Securities or the managing underwriter(s), if any.

                  (b) Provision by Holders of Certain Information. No Holder of Registrable Securities may include any of its Registrable Securities in any Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 days after receipt of a request therefor, such information as the Company may reasonably request specified in
Item 507 of Regulation S-K under


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the Securities Act for use in connection with any Registration Statement or
Prospectus or preliminary Prospectus included therein. Each Holder as to which any Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

         Section 3.2.      Registration Expenses.

                  (a) All expenses incident to the Company's performance of or compliance with this Agreement will be paid by the Company, regardless of whether any Registration Statement required hereunder becomes effective, including, without limitation the following (referred to herein as "Registration Expenses");

                           (1) all registration and filing fees;

                           (2) fees and expenses of compliance with securities
or blue sky laws (including, without limitation, reasonable fees and disbursements of counsel for the Selling Holders in connection with blue sky qualifications of the Registrable Securities and determination of their eligibility for investment under the laws of such jurisdictions as the Holders of Registrable Securities being sold may designate);

                           (3) printing (including, without limitation, expenses
of printing or engraving certificates for the Registrable Securities in a form eligible for trading on the New York Stock Exchange or for deposit with the Depository Trust Company and of printing prospectuses), messenger, telephone and delivery expenses;

                           (4) reasonable fees and disbursements of counsel for
the Company and for the Selling Holders (subject to the provisions of Section 3.2(c) hereof);

                           (5) reasonable fees and disbursements of all
independent certified public accountants of the Company (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incident to such performance);

                           (6) fees and expenses of other Persons retained by
the Company; and

                           (7) fees and expenses associated with any NASD filing
required to be made in connection with the registration of the Registrable Securities.

                  (b) The Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the Registrable Securities to be registered on NASDAQ or on each national securities exchange on which similar


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securities issued by the Company are then listed, rating agency fees and the fees and expenses of any Person, including special experts, retained by the Company.

                  (c) In connection with each Registration required hereunder, the Company will reimburse the Holders of Registrable Securities being registered pursuant to a registration statement required hereunder for the reasonable fees and disbursements of not more than one counsel chosen by the holders of a majority in number of such Registrable Securities.

                  (d) If the Holders demand a Public Offering pursuant to the terms of this Agreement, the Company shall be responsible for all costs, fees, and expenses in connection therewith, except for the fees and disbursements of the underwriters (including any spread, underwriting commissions and discounts and other expenses charged by the underwriters) and their legal counsel and accountants (which shall be borne by the Holders); provided, however, that in no case shall payments by the Company for fees and expenses under this Section 3.2
(d) exceed $75,000. Therefore, in such circumstances the Holder shall bear the expenses of the fees and disbursements of any legal counsel or accounting firm retained by the underwriters in connection with such Public Offering and the costs of any determination (but not filing) by the underwriters of the eligibility of the Registrable Securities for investment under the applicable state securities laws. By way of illustration which is not intended to diminish from the provisions of Sections 3.2(a)-(c), the Holders shall not be responsible for, and the Company shall be required to pay the fees or disbursements incurred by the Company (including by its legal counsel and accountants) in connection with the preparation and filing of a Registration Statement and related Prospectus for such offering, the maintenance of such Registration Statement in accordance with the terms of this Agreement, the listing of the Registrable Securities in accordance with the requirements of this Agreement and printing expenses incurred in compliance with the requirements of this Agreement.

         Section 3.3.      Hold-Back Agreements.

                  (a) Restrictions on Public Distribution by Holder of Registrable Securities.

                           (1) Upon the written request of the managing
underwriter or underwriters of a Public Offering, each Holder of Registrable Securities shall not effect any Public Distribution of such securities, or any securities convertible into or exchangeable or exercisable for such securities, during the 14-day period prior to, and during the 90-day period following, the offering date for each Public Offering made pursuant to such registration statement (as identified by such underwriter or underwriters or the Company in good faith). The foregoing provisions shall not apply to any Holder that is prevented by applicable statute or regulation from entering into any such agreement; provided, however, that any such Holder shall undertake not to effect any Public Distribution of the class of securities covered by such registration statement


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(except as part of such Public Offering) during such period unless it has provided 60 days' prior written notice of such Public Distribution to the managing underwriter.

                           (2) Each Holder agrees, upon a request of the Company
made after the Effectiveness Date in writing, not to effect any public sale or distribution of Common Stock or otherwise conduct marketing activities with respect to the Stock for a period not to exceed 90 days (the "90-Day Period") if the Company proposes to make a securities offering or other corporate financing transaction not in the ordinary course of business, if the Board of Directors of the Company determines in good faith as evidenced by a resolution of the Board of Directors that the continuation of public sales or a distribution or other marketing activities could adversely affect the Company's ability to complete such other transactions; provided, however, that the restriction contained in this Section 3.3(a)(2) shall not apply in connection with a transaction by the Company the primary purpose of which is to raise capital for a specifically identifiable acquisition. The Holders will be subject to the requirements of this subparagraph only during the period commencing on the Effectiveness Date and ending on the last day of the Effectiveness Period, provided, however, that the Company shall not be permitted to designate more than one such 90-Day Period and the Effectiveness Period will be extended by such number of days equal to the number of days the Holders were subject to the requirements of this subparagraph.

                                   ARTICLE IV


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                        INDEMNIFICATION AND CONTRIBUTION

         Section 4.1. Indemnification by the Company. The Company agrees to indemnify and hold harmless each Selling Holder, each person, if any, who controls such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (hereinafter referred to as a "controlling person"), the respective officers, directors, partners, employees, representatives and agents of any Holder or any controlling person (each an "Indemnified Holder"), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including without limitation and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Holder) directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information relating to any of the Holders furnished in writing to the Company by any of the Holders expressly for use therein.

         Section 4.2. Indemnification by Holders of Registrable Securities. Each Selling Holder agrees, severally and not jointly, to indemnify and hold harmless the Company and its directors, officers and any person controlling (within the meaning of Section l5 of the Securities Act or Section 20 of the Exchange Act) the Company and its respective officers, directors, partners, employees, representatives and agents of each such person, to the same extent as the foregoing indemnity from the Company to each of the Indemnified Holders, but only with respect to losses, claims, damages, liabilities, judgments, actions and expenses (including without limitation and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to the Company) directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information relating to such Holder furnished in writing by such Holder expressly for use in any Registration Statement or Prospectus. In case any action or proceeding shall be brought against the Company or its directors or officers or any such controlling person in respect of which


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indemnity may be sought against a Holder of Registrable Securities, such Holder shall have the rights and duties given the Company, and the Company or its directors or officers or such controlling person shall have the rights and duties given to each Holder by the preceding paragraph. Each Selling Holder also agrees to indemnify and hold harmless each other Selling Holder or underwriters participating in the distribution on substantially the same basis as that of the indemnification of the Company provided in this Section 4.2. In no event shall the liability of any Selling Holder hereunder be greater in amount than the dollar amount of the proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any Registration Statement or Prospectus.

         Section 4.3. Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder (an "Indemnified Party") will: (i) promptly give notice of any claim, action or proceeding (including any governmental or regulatory investigation or proceeding) or the commencement of any such action or proceeding to the Person against whom such indemnity may be sought (an "Indemnifying Party"); provided that the failure to give such notice shall not relieve the Indemnifying Party of its obligations pursuant to this Agreement except to the extent that such Indemnifying Party has been prejudiced in any material respect by such failure; and (ii) permit the Indemnifying Party to assume the defense of such claim with counsel reasonably satisfactory to such Indemnified Party; provided that the Indemnified Party shall have the right to employ separate counsel and participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless: (a) the Indemnifying Party has agreed to pay for such fees and expenses; (b) the Indemnifying Party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Indemnified Party; or (c) in the reasonable judgment of such Indemnified Party, based upon advice of its counsel, a conflict of interest may exist between such Indemnified Party and the Indemnifying Party with respect to such claims. If such defense is not assumed by the Indemnifying Party, the Indemnifying Party will not be subject to any liability for any settlement of any such claim effected without the Indemnifying Party's prior written consent, which consent shall not be unreasonably withheld. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify and hold harmless any Indemnified Party from and against any loss, claim damage, liability or expense by reason of any settlement of any such claim or action. No Indemnifying Party shall, without the prior written consent of each Indemnified Party, settle or compromise or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Party is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Party from all liability arising out of such action, claim, litigation or proceeding. An Indemnifying Party who is not entitled to, or elects not to, assume the defense of the claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such Indemnifying Party with respect to such claim, unless in the reasonable judgment of any Indemnified Party a conflict of interest may exist between such Indemnified Party and any other such Indemnified Parties with respect to such Claim, in which event the Indemnifying Party shall be obligated to pay the fees and expenses of such additional counsel or counsels.

         Section 4.4. Contribution. If the indemnification provided for in this
Article IV is unavailable to an Indemnified Party (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall have a joint and severable obligation to contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and of the Indemnified Party, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party, on the one hand, and of the Indemnified Party, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 4.1, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

                  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, none of the Indemnified Holders shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds received by such Holder with respect to the Registrable Securities exceeds the greater of (A) the amount paid by such Holder for its Registrable Securities and (B) the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligation to contribute pursuant to this Section 4.4 are several in proportion to the respective number of Registrable Securities held by each of the Holders hereunder and not joint.

                  For purposes of this Article IV, each controlling person of a Holder shall have the same rights to contribution as such Holder, and each officer, director, and person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as the Company, subject in each case to the limitations set forth in the immediately preceding paragraph. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Article IV, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from who contribution may be sought from any obligation it or they may have under this Article IV or otherwise except to the extent that it has been prejudiced in any material respect by such failure. No party shall be liable for contribution with respect to any action or claim settled without its written consent; provided, however, that such written consent was not unreasonably withheld.

         Section 4.5. Additional Indemnity. The indemnity, contribution and expense reimbursement obligations under this Article IV shall be in addition to any liability each Indemnifying Party may otherwise have; provided, however, that any payment made by the Company which results in an Indemnified Party receiving from any source(s) indemnification, contribution or reimbursement for an amount in excess of the actual loss, liability or expense incurred by such Indemnified Party, shall be refunded to the Company by the Indemnified Party receiving such excess payment.

                                    ARTICLE V

                                  MISCELLANEOUS

         Section 5.1. Specific Performance. Each Holder, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of liquidated or other damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

         Section 5.2. No Inconsistent Agreements. The Company will not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any agreement in effect on the date hereof.

         Section 5.3. Charter Amendments Affecting the Company's Common Stock. The Company will not amend its Articles of Incorporation in any respect that would materially and adversely affect the rights of the Holders hereunder.

         Section 5.4. Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Company has obtained the written consent of each Holder.

         Section 5.5. Notices. Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by any party to the others shall be made in writing, by hand-delivery, telegraph, telex, telecopier, registered first-class mail or air courier guaranteeing overnight deliver as follows:

                  if to the Company, to:

                           SmarTalk TeleServices, Inc.
                           5080 Tuttle Crossing Blvd.
                           Dublin, Ohio 43017
                           Attention: Thaddeus Bereday
                           Facsimile: (614) 764-4801

                  copy to:

                           Dewey Ballantine LLP
                           333 South Hope Street, 30th Floor
                           Los Angeles, California 90071
                           Attention:  Robert M. Smith
                           Facsimile: (213) 625-0562

                  if to any other Person who is then the registered Holder:



                                    To the address of such Holder as it appears
                  in the stock transfer books of the Company or such other address as may be designated in writing hereafter, in the same manner, by such Person.

                  copy to:

                           Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center
                           Boston, Massachusetts 02111

                           Attention:  Neil H. Aronson
                           Facsimile: (617) 542-2241

or to such other place and with such other copies as any party hereto may designate as to itself by written notice to the others. All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery.

         Section 5.6. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent holders of Registrable Securities, provided that the Company may not assign its rights or obligations under this Agreement to any other person or entity without the written consent of each of the Holders.

         Section 5.7. Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         Section 5.8. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         Section 5.9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the choice of law provisions thereof.

         Section 5.10. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

         Section 5.11. Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         Section 5.12. Pronouns. Whenever the context may require, any pronouns used herein shall be deemed also to include the corresponding neuter, masculine or feminine forms.

         Section 5.13. Attorney's Fees. In any action or proceeding brought to enforce any provision of this Agreement, the successful party shall be entitled to recover reasonable attorney's fees in addition to its costs and expenses and any other available remedy.

         Section 5.14. Securities Held by the Company or its Subsidiaries. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its Subsidiaries shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

         Section 5.15. Further Assurances. Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

         Section 5.16. Termination. Unless sooner terminated in accordance with its terms or as otherwise herein provided, this Agreement shall terminate upon the earlier to occur of: (i) the mutual agreement by the parties hereto; (ii) except with respect to Article IV, with respect to any Holder, such Holder ceasing to own any Registrable Securities; or (iii) the first anniversary of the Effectiveness Date.

                            (signature page follows)

IN WITNESS HEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.




                                   SMARTALK TELESERVICES, INC.


                                   By:      /s/ Erich Spangenberg
                                            ---------------------------------
                                   Name:    ERICH SPANGENBERG
                                   Title:   CEO

                                   Address: 5080 Tuttle Crossing Blvd.
                                                Dublin, Ohio 43017
                                                FAX: (614) 764-4801


                                   COMMON STOCKHOLDERS

                                    /s/ Victor Grillo, Jr.
                                   -------------------------------------------
                                   [stockholder]

                                    /s/ Lloyd Lapidus
                                   -------------------------------------------
                                   [stockholder]

                                    /s/ Raymond Wysocki
                                   -------------------------------------------
                                   [stockholder]


                                   SERIES A PREFERRED STOCKHOLDERS

                                    /s/ Global Retail Partners, L.P.
                                   -------------------------------------------
                                   [stockholder]

                                    /s/ DLJ Diversified Partners, L.P.
                                   -------------------------------------------
                                   [stockholder]

                                    /s/ DLJ Diversified Partners-A, L.P.
                                   -------------------------------------------
                                   [stockholder]

                                    /s/ GRP Partners, L.P.
                                   -------------------------------------------
                                   [stockholder]

                                    /s/ Global Retail Partners Funding, Inc.
                                   -------------------------------------------
                                   [stockholder]

                                    /s/ DLJ First ESC, L.L.C.
                                   -------------------------------------------
                                   [stockholder]

                                    /s/ Aspire Partners, L.P.
                                   -------------------------------------------
                                   [stockholder]

                                    /s/ C.F. Partners, L.P.
                                   -------------------------------------------
                                   [stockholder]

                                    /s/ Jane Sadowsky
                                   -------------------------------------------
                                   [stockholder]

                                    /s/ Carl Pradelli
                                   -------------------------------------------
                                   [stockholder]


                                   SERIES B PREFERRED STOCKHOLDERS

                                    /s/ Global Retail Partners, L.P.
                                   -------------------------------------------
                                   [stockholder]

                                    /s/ DLJ Diversified Partners, L.P.
                                   -------------------------------------------
                                   [stockholder]

                                    /s/ DLJ Diversified Partners-A, L.P.
                                   -------------------------------------------
                                   [stockholder]

                                    /s/ GRP Partners, L.P.
                                   -------------------------------------------

                                    /s/ Global Retail Partners Funding, Inc.
                                   -------------------------------------------

                                    /s/ DLJ ESC-II, L.L.C.
                                   -------------------------------------------

                                    /s/ Direct Capital Partners, L.P.
                                   -------------------------------------------

                                    /s/ Richard Baum
                                   -------------------------------------------

                                    /s/ Levey Partners, L.L.C.
                                   -------------------------------------------

                                    /s/ Delta Omega Partners, L.L.C.
                                   -------------------------------------------

                                    /s/ Aspire Partners, L.P.
                                   -------------------------------------------

                                    /s/ Robert Gendelman
                                   -------------------------------------------

                                    /s/ KRG Worldwide Direct, L.L.C.
                                   -------------------------------------------

                                    /s/ C.F. Partners, L.P.
                                   -------------------------------------------

                                    /s/ Jane Sadowsky
                                   -------------------------------------------

                                    /s/ Carl Pradelli
                                   -------------------------------------------

                                    /s/ Century Business Credit Corp.
                                   -------------------------------------------